Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Shareholders

TCP International Holdings Ltd. and subsidiaries:

We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Cleveland, OH

May 20, 2014